UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 3, 2022

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Wells Avenue
Newton, Massachusetts	02459
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	BFAM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Share Sale Agreement
On May 3, 2022, Bright Horizons Family Solutions Inc., a Delaware corporation (the “Company”), through Bright Horizons Family Solutions LLC, a Delaware limited liability company (the “Guarantor”), and a wholly-owned subsidiary of the Company, BlueTang OpCo Pty Ltd. (collectively with the Company and the Guarantor, the “Buyer”), entered into a Share Sale Agreement (the “Purchase Agreement”) with Nemo (BC) Cayman, LP, a Cayman Islands limited liability partnership (“Nemo”), to purchase and acquire 100% of the outstanding shares of Nemo (BC) HoldCo Pty Ltd., an Australian private company (“OAC”), which wholly-owns OAC Group Pty Ltd. and its subsidiaries, including Only About Children Pty Ltd., a child care operator in Australia (the “Transaction”).
Pursuant to the Purchase Agreement, and subject to the terms and conditions thereof, the Buyer has agreed to acquire all of the issued and outstanding shares of OAC for aggregate consideration of AUD$450 million (approximately USD$320 million), of which AUD$300 million (USD$213 million) will be paid upon closing and an additional AUD$150 million (USD$106.5 million) will be paid eighteen months after closing as deferred purchase price. The purchase price is subject to customary adjustments at closing, including for net debt and net working capital, and will be financed with cash on hand and amounts borrowed under the Company’s existing revolving credit facility. The Purchase Agreement provides for customary representations, warranties and covenants, with recourse generally limited to a customary warranty and indemnity insurance policy to be purchased by the Buyer, and provides for certain termination rights for each party. Nemo has agreed to conduct the business of OAC in the ordinary course and not to enter into certain arrangements or take certain actions prior to and following closing of the Transaction, including non-solicit and confidentiality provisions.
The Transaction is expected to close in the third quarter of calendar 2022. Closing under the Purchase Agreement is subject to certain conditions, including Australian foreign investment regulatory approval of the Transaction and consents of certain third parties.
The foregoing summary of the principal terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full copy of the Purchase Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022. This summary is intended to provide information regarding the terms of the Purchase Agreement and is not intended to modify or supplement any factual disclosures about the Company or OAC in public reports filed with the Securities and Exchange Commission (“SEC”). In particular, the Purchase Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to any party to the Purchase Agreement. The Purchase Agreement includes representations, warranties and covenants made solely for the benefit of the parties to the Purchase Agreement. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement among the parties thereto and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to the Company’s filings with the SEC or may have been used for purposes of allocating risk among the parties to the Purchase Agreement rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts of the Company, OAC or any of their respective subsidiaries or affiliates.

Item 2.02	Results of Operations and Financial Condition
On May 3, 2022, the Company issued a press release announcing its financial results for the fiscal quarter ended March 31, 2022 and revised financial guidance for the year 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished pursuant to this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 7.01	Regulation FD Disclosure
On May 3, 2022, the Company issued a press release announcing the entry into the Purchase Agreement, which included commentary regarding the expected financial and strategic impact of the Transaction. The Company has entered into a foreign exchange forward contract arrangement to mitigate the impact of foreign currency fluctuations between signing and closing. A copy of the Company’s press release is being furnished herewith as Exhibit 99.2 and is incorporated herein.
The Company will provide additional information about the Transaction on its earnings call on Tuesday, May 3, 2022 at 5:00 p.m. (ET). Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8323, and asking for the Bright Horizons Family Solutions conference call moderated by Chief Executive Officer Stephen Kramer. A link to the audio webcast of the call is also available through the Investor Relations section of the Company’s web site, www.brighthorizons.com.
The information furnished pursuant to this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, regardless of any general incorporation language in any such filing.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

99.1	Press Release of Bright Horizons Family Solutions Inc. dated May 3, 2022 announcing results for Q1 2022.
99.2	Press Release of Bright Horizons Family Solutions Inc. dated May 3, 2022 announcing the Transaction.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-Looking Statements
This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can be generally identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the likelihood and timing of the closing of the Transaction, warranty and indemnity insurance, and entry into foreign exchange forward contracts. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including but not limited to, that the closing conditions may not be satisfied when or as the Company expects or may be waived; and other risks and uncertainties more fully described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed February 25, 2022, and other factors disclosed from time to time in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and the Company does not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
Date:	May 3, 2022	By:	/s/ Elizabeth Boland
Elizabeth Boland
Chief Financial Officer